Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock of Mirum Pharmaceuticals, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(d) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date: January 27, 2021

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By	/s/ Yoshihiro Nakagawa
	Name:	Yoshihiro Nakagawa
	Title:	Corporate Officer, Global General Counsel

TAKEDA PHARMACEUTICALS U.S.A, INC.

By	/s/ Paul Sundberg
	Name:	Paul Sundberg
	Title:	Assistant Secretary

SHIRE INTERNATIONAL GMBH IN LIQUIDATION

By	/s/ Barbara Lenzlinger
	Name:	Barbara Lenzlinger
	Title:	Liquidator